As filed with the Securities and Exchange Commission on November 28, 2007.
Registration Nos. 333-53579, 333-53579-01, 333-53579-02, 333-53579-03, 333-53579-04, and 333-53579-05

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HUNTINGTON BANCSHARES INCORPORATED	MARYLAND	31-0724920
(Exact Name of Registrant as Specified in Its Charter)	(State or other jurisdiction of	(I.R.S. Employer
	incorporation or organization)	Identification Number)

HUNTINGTON CAPITAL II	DELAWARE	31-1611039
(Exact Name of Registrant as Specified in Its Charter)	(State or other jurisdiction of	(I.R.S. Employer
	incorporation or organization)	Identification Number)

HUNTINGTON CAPITAL III	DELAWARE	31-1611041
(Exact Name of Registrant as Specified in Its Charter)	(State or other jurisdiction of	(I.R.S. Employer
	incorporation or organization)	Identification Number)

HUNTINGTON CAPITAL IV	DELAWARE	31-1611043
(Exact Name of Registrant as Specified in Its Charter)	(State or other jurisdiction of	(I.R.S. Employer
	incorporation or organization)	Identification Number)

HUNTINGTON CAPITAL V	DELAWARE	31-1611045
(Exact Name of Registrant as Specified in Its Charter)	(State or other jurisdiction of	(I.R.S. Employer
	incorporation or organization)	Identification Number)

HUNTINGTON CAPITAL VI	DELAWARE	31-1611046
(Exact Name of Registrant as Specified in Its Charter)	(State or other jurisdiction of	(I.R.S. Employer
	incorporation or organization)	Identification Number)
Huntington Center
41 South High Street
Columbus, Ohio 43287
(614) 480-8300
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Richard A. Cheap, Esq.
General Counsel and Secretary
Huntington Bancshares Incorporated
41 South High Street
Columbus, Ohio 43287
(614) 480-4647
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Correspondence to:
Mary Beth M. Clary, Esq.
Porter, Wright, Morris & Arthur LLP
5801 Pelican Bay Boulevard, Suite 300
Naples, Florida 34108-2709
(239) 593-2959

Approximate date of commencement of proposed sale to the public: Not Applicable.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

DEREGISTRATION OF SECURITIES
     On May 26, 1998, Huntington Bancshares Incorporated, a Maryland corporation (the “Company”), and Huntington Capital II (“Trust II”), Huntington Capital III, Huntington Capital IV, Huntington Capital V, and Huntington Capital VI, each a Delaware statutory business trust (collectively, the “Trusts”), filed a Registration Statement on Form S-3 with the Securities and Exchange Commission (Registration Nos. 333-53579, 333-53579-01, 333-53579-02, 333-53579-03, 333-53579-04, and 333-53579-05) (the “Registration Statement”) to register the sale of $250 million of the Company’s junior subordinated debentures (the “Debentures”) and the Trusts’ capital securities (the “Capital Securities”).  The Registration Statement also related to the guarantees of the Company with respect to the Capital Securities (the “Guarantees”). The Registration Statement was declared effective by the Securities and Exchange Commission on June 5, 1998. Pursuant to a Prospectus Supplement, dated June 5, 1998, to the Prospectus, dated June 5, 1998, Trust II issued and sold $100 million of its Floating Rate Capital Securities, Series B (Liquidation Amount $1,000 per Capital Security). No other securities have been offered or sold under the Registration Statement. The purpose of this Post-Effective Amendment No. 1 to Form S-3 Registration Statement is to withdraw and remove from registration the $150 million unissued and unsold Debentures, Capital Securities, and related Guarantees previously registered under the Registration Statement.
     In accordance with the undertaking of the Company and the Trusts in the Registration Statement, the Registration Statement is hereby amended to deregister all of the unissued and unsold Debentures, Capital Securities, and Guarantees registered under the Registration Statement. As a result of this deregistration, no securities remain registered for sale pursuant to the Registration Statement.

Signatures
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Post-Effective Amendment No. 1 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on October 16, 2007.

HUNTINGTON BANCSHARES INCORPORATED
By:	/s/ Richard A. Cheap
Richard A. Cheap, Secretary and General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-3 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title		Date

/s/ Thomas E. Hoaglin	Chairman, Chief Executive Officer,	)

Thomas E. Hoaglin	and Director (Principal Executive Officer))
)
/s/ Marty E. Adams	Chief Operating Officer, President and Director	)

Marty E. Adams		)
)
/s/ Donald R. Kimble	Chief Financial Officer and	)

Donald R. Kimble	Executive Vice President	)
(Principal Financial Officer))
)
/s/ Thomas P. Reed	Controller and Senior Vice President	)

Thomas P. Reed	(Principal Accounting Officer))
)
/s/ Raymond J. Biggs	Director	)

Raymond J. Biggs		)
)
/s/ Don M. Casto, III	Director	)	October 16, 2007

Don M. Casto, III		)
)
/s/ Michael J. Endres	Director	)

Michael J. Endres		)
)
/s/ Marylouise Fennell	Director	)

Marylouise Fennell		)
)
/s/ John B. Gerlach	Director	)

John B. Gerlach, Jr.		)
)
/s/ D. James Hilliker	Director	)

D. James Hilliker		)
)
/s/ David P. Lauer	Director	)

David P. Lauer		)
)

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Signature	Title		Date

/s/ Wm J. Lhota	Director	)

Wm. J. Lhota		)
)
/s/ Jonathan A. Levy	Director	)

Jonathan A. Levy		)
)
/s/ Gene E. Little	Director	)

Gene E. Little		)
)
/s/ Gerard P. Mastroianni	Director	)

Gerard P. Mastroianni		)
)
/s/ David L. Porteous	Director	)

David L. Porteous		)
)
/s/ Kathleen H. Ransier	Director	)

Kathleen H. Ransier		)
     Pursuant to the requirements of the Securities Act of 1933, Huntington Capital II has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on October 16, 2007.

HUNTINGTON CAPITAL II

By: HUNTINGTON BANCSHARES INCORPORATED as sponsor

By:	/s/ Richard A. Cheap
Richard A. Cheap, Secretary and General Counsel

     Pursuant to the requirements of the Securities Act of 1933, Huntington Capital III has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on October 16, 2007.

HUNTINGTON CAPITAL III

By: HUNTINGTON BANCSHARES INCORPORATED as sponsor

By:	/s/ Richard A. Cheap
Richard A. Cheap, Secretary and General Counsel

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     Pursuant to the requirements of the Securities Act of 1933, Huntington Capital IV has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on October 16, 2007.

HUNTINGTON CAPITAL IV

By: HUNTINGTON BANCSHARES INCORPORATED as sponsor

By:	/s/ Richard A. Cheap
Richard A. Cheap, Secretary and General Counsel

     Pursuant to the requirements of the Securities Act of 1933, Huntington Capital V has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on October 16, 2007.

HUNTINGTON CAPITAL V

By: HUNTINGTON BANCSHARES INCORPORATED as sponsor

By:	/s/ Richard A. Cheap
Richard A. Cheap, Secretary and General Counsel

     Pursuant to the requirements of the Securities Act of 1933, Huntington Capital VI has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on October 16, 2007.

HUNTINGTON CAPITAL VI

By: HUNTINGTON BANCSHARES INCORPORATED as sponsor

By:	/s/ Richard A. Cheap
Richard A. Cheap, Secretary and General Counsel

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